Exhibit (h)(1)(ii)


                     SUB-ADMINISTRATION SERVICING AGREEMENT

     THIS SUB ADMINISTRATION SERVICING AGREEMENT (THE "AGREEMENT") is made as of the 21st day of May, 2001, by WESTCORE TRUST (the "Company" or the "Trust"), a registered investment company, executing this Agreement, on its own behalf and on behalf of each of the series or classes of shares, if any, listed on SCHEDULE A, as amended from time to time (such series or classes being referred to as the "Fund(s)"), DENVER INVESTMENT ADVISORS LLC ("DIA"), the investment advisor and co-administrator to the WESTCORE TRUST, and MATRIX SETTLEMENT & CLEARANCE SERVICES, LLC, a New York limited liability company, having an address at 1380 Lawrence Street, Suite 1300, Denver, CO 80204 ("Service Provider") (collectively, the "Parties").

     WHEREAS, the Service Provider, directly or through its affiliate or designee (collectively, the "Service Provider") provides administrative support services (the "Services"), that may include, but are not limited to, some or all of the Services contained in SCHEDULE B annexed hereto for certain qualified and non-qualified plans (the "Plans");

     WHEREAS, the Parties wish to facilitate the purchase, exchange and redemption of shares of the Funds (the "Shares"), through and in accordance with the Rules & Procedures Manual of the National Securities Clearing Corporation, as amended from time to time (the "Rules of the NSCC"), on behalf of the Plans and the Participants through one or more accounts (as determined by the Service Provider) in the Funds (individually an "Account" and collectively the "Accounts") and the rendering of the Services, subject to the terms and conditions of this Agreement;

     WHEREAS, Company desires to engage Service Provider to provide the Services, subject to the terms and conditions of this Agreement.

     WHEREAS, DIA's commitment under the Agreement only relates to paying the fee as defined below in Section 7 and SCHEDULE C of the Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

     1. INCORPORATION OF THE RULES OF THE NSCC. The Rules & Procedures Manual of the NSCC, as amended from time to time, are hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade cleared by Service Provider on behalf of or at the request of the Company.

     2. TERM. The terms of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following (the "Termination Date"):

          (A) This Agreement is terminated by mutual written consent of the parties hereto. Consent shall not be unreasonably withheld by either party hereto;

          (B) This Agreement is terminated by written notice from Service Provider to the Company, provided that Service Provider shall only be able to terminate this Agreement under this Section 1(B)(i) 10 Business Days after the Company has been notified of the occurrence of a material breach by the Company of any of its representations, warranties, covenants or agreements hereunder that the Company has not cured or taken reasonable steps to cure during such 10 Business day period or (ii) 30 Business Days after such notice is first provided in the event that such default remains uncured at such time;

          (C) This Agreement is terminated by written notice from the Company to Service Provider, provided that the Company shall only be able to terminate this Agreement under this Section 1(C)(i) 10 Business Days after the Company has been notified of the occurrence of a material breach by Company of any of its representations, warranties, covenants or agreements hereunder that the Service Provider has not cured or taken reasonable steps to cure during such 10 Business day period or (ii) 30 days after such notice is first provided in the event that such default remains uncured at such time; or

          (D) The first anniversary of the date of this Agreement; provided that, this Agreement shall be automatically renewed for successive one (1) year terms unless (i) either party not less than 30 days prior to the expiration date of the initial term or any renewal term notifies the other party in writing that the Agreement will not be renewed or (ii) the Agreement is otherwise terminated pursuant to (A) (B) or (C) above; or upon such shorter notice as is required by law, order or regulatory or self-regulatory authority with jurisdiction over the terminating party;

          The termination of this Agreement shall not relieve either party of any obligation hereunder that accrued prior to such termination. The provisions of Sections 8, 10 and 12, as hereafter provided, shall survive any termination of this Agreement.

     3. SERVICES PROVIDED BY THE SERVICE PROVIDER. The Service Provider shall provide the Services for the plan participants (the "Participants") having an interest in Shares of the Funds purchased by the Plans for which the Service Provider provides the Services. The Accounts will be held of record by the Plan or the Service Provider or its designee; separate accounts for Participants will not be maintained by the Company, the Funds or their agents. The Services provided may include, but are not limited to, some or all of the Services listed in SCHEDULE B annexed hereto.

     4. INFORMATION PROVIDED BY THE COMPANY. (a) The Company will furnish to the Service Provider on each business day that the New York Stock Exchange ("NYSE") is open for business (the "Business Day") with (i) net asset value information as determined at or about the close of trading (currently 4:00 P.M. Eastern Time ("ET") on the NYSE or at such other time at which the Fund's net asset value is calculated as specified in each Fund's current prospectus (the "Close of Trading"); (ii) dividend and capital gains distribution information as it becomes available; (iii) in the case of income Funds, the daily accrual for interest rate factor (mil rate); and (iv) any other information that the Service Provider needs to perform the Services listed in SCHEDULE B. The Company will use commercially reasonable efforts to provide net asset value information, and income accrual, dividend payment and capital gains information to the Service Provider by 7:00 P.M. ET on each Business Day.

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
          (b) The Company will furnish to the Service Provider (i) a confirmation with respect to each instruction as defined below, to the Service Provider under Section 5 herein no later than the start of trading of the NYSE on the Business Day following the date on which the instruction is deemed to be received by the Company; (ii) share positions for each Fund on each Business Day; (iii) quarterly statements detailing activity in each Account within fifteen Business Days after the end of each quarter; and (iv) such other reports as may be reasonably requested by the Service Provider.

     5. INSTRUCTIONS AND SETTLEMENT. (a) Instructions to purchase and redeem Shares by the Plan shall be effected as provided in this Section 5. The Service Provider shall transmit to the Company instructions to purchase or redeem Shares of the Funds for Accounts that have been or will be opened with the Funds for the Plans (the "Instructions").

          (b) The Service Provider will facilitate the clearing for the purchase and redemption of trades of various mutual fund shares (the "Trades") in accordance with the Rules of the NSCC. Purchases and redemptions for the Plans shall be made at the net asset value determined as of the Close of Trading on the Business Day that an Instruction to purchase or redeem shares is received by the Service Provider, provided that (i) Service Provider receives Instructions from Participants or Plan Representatives prior to the Close of Trading on that Business Day; and (ii) the Company receives the Instructions from the Service Provider by 6:00 A.M. ET on the next following Business Day. Instructions received by the Service Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. The Service Provider has in place and at all times during the term of this Agreement will maintain, internal controls reasonably designed to prevent Participant and Plan orders received after the Close of Trading on a Business Day from being aggregated with orders properly received before that time.

          (c) Payment for net purchases of Shares attributable to all Instructions executed for the Accounts on a given Business Day will be wired by the Service Provider no later than 3:00 P.M. ET on the next Business Day to a custodial account designated by the Company. The Company will use its best efforts to transmit payment for redemptions of Shares attributable to all Instructions executed for the Accounts on a given Business Day to Service Provider on the next Business Day no later than 3:00 P.M. ET to an account designated by the Service Provider. Should a Fund need to extend the settlement on a trade, the Company will contact Service Provider to discuss the extension. For purposes of determining the length of settlement, the Company agrees to treat the Accounts the same as it treats other direct shareholders of the Funds. Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Federal Funds wire system, the Company shall, on the day the wire is sent, fax such entries to Service Provider or if possible, send via direct or indirect systems access.

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                  Redemption wires should be sent to:
                  ABA #312270418
                  Credit to A/C #0138042817
                  BNF: MSCS settlement account

                  Fax supplements should be sent to: fax: #303-893-1966 attn: Todd Vollmer

     6. PROSPECTUS, PROXIES AND RELATED MATERIALS. The Company shall provide Fund prospectuses, proxy materials, periodic Fund reports and other similar materials that are required by law to be sent to shareholders, to the Service Provider. Service Provider hereby expressly acknowledges that Service Provider, and not the Company, shall be responsible for the delivery of any such prospectuses, reports and materials to Plan Participants or Plan Representatives, as the case may be, after delivery thereof by the Company.

     7. COMPENSATION TO SERVICE PROVIDER. DIA will pay a fee as listed in SCHEDULE C to the Service Provider in consideration for the services provided pursuant to this Agreement. The parties agree that the Company and the Funds are not obligated to pay fees hereunder.

     8. MAINTENANCE OF RECORDS; PLAN INFORMATION; ACCESS. Service Provider shall maintain and preserve all records, as required by law, in connection with providing services hereunder and in making Shares available to the Plans. Recordkeeping and other administrative services to a Plan and Participants shall not be the responsibility of the Company. Except as otherwise provided hereunder, Service Provider shall provide copies of all records relating to the Plans, Participants and Funds as may reasonably be requested by the Company to enable the Company or its representatives to comply with any request of the Company's internal or external auditors, any governmental agency or similar entity, to otherwise enable it to comply with all applicable state or Federal laws or to enable the Company to fulfill its obligations and perform its duties hereunder.

          To the extent required under the 1940 Act, and the rules thereunder, Service Provider agrees that records maintained by it hereunder are the property of the Funds and will be preserved, maintained and made available in accordance with the 1940 Act.

          Upon reasonable notice by the Company to Service Provider, Service Provider shall make available during normal business hours such of Service Provider's facilities and premises employed in connection with the performance of Service Provider's duties and responsibilities under this Agreement for reasonable visitation, inspection and auditing by the Company, or any person retained by the Company for such purposes as may be necessary or desirable to evaluate the quality of the duties and responsibilities performed by Service Provider pursuant hereto.

     9. REPRESENTATIONS WITH RESPECT TO THE FUNDS. Service Provider shall not make, nor shall it allow its affiliates to make representations concerning a Fund or Shares, except those contained in (i) the then current prospectus of a Fund, (ii) current sales literature created by or on behalf of the Funds, or
(iii) current sales literature created by Service Provider which has been submitted to, and approved in writing, by the Funds or their agents prior to the use or distribution of such sales literature by Service Provider, its affiliates or agents.

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     10. CONFIDENTIALITY. Except as otherwise provided under this Agreement, all notifications, reports, books, records, data and other information supplied by one party to the other in connection with this Agreement (collectively, "Information") shall remain the property of the party supplying such information and, except as otherwise provided hereunder, shall be kept confidential by the other party; provided, however, that copies of any such information may be retained by a party to the extent required by applicable law, court order, or the reasonable internal polices of a party.

Service Provider and the Company acknowledge and understand the competitive value and confidential nature of internal, non-public financial and business information of the other parties hereto. The parties hereto also understand that the information is to be considered as confidential, proprietary and trade secrets of each other party and its affiliates. Service Provider and the Company agree to use commercially reasonable efforts (the same being not less than that employed to protect their own confidential and proprietary information) to safeguard such information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Except as otherwise provided hereunder, neither Service Provider nor the Company shall, without the prior written approval of an officer of another affected party, directly or indirectly, disclose information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisers or agents of each party (or their respective affiliates) on a need-to-know basis or as may be required by law or regulation. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Information. (Each party shall be liable to the other for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants or other advisers or agents.) Notwithstanding anything in this Agreement to the contrary, the parties hereto (or their respective affiliates) may disclose any such information: (a) as may be legally required by a court or governmental agency or entity; (b) which is or becomes available to the general public through no act of, failure to act by, or fault of, the disclosing party (or its affiliates);
(c) which is subsequently disclosed to a party hereto (or its affiliates) on a non-confidential basis by a third party not having a confidential relationship with another party hereto (or its affiliates) which rightfully acquired such information; or (d) as independently developed by a party hereto (or its affiliates) or (e) that was obtained by the disclosing party prior to the execution hereof. This Section 10 shall continue in full force and effect notwithstanding the termination of this Agreement for a period of one year after such termination.

     11. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (A) Each of the Parties represents and warrants to the other as follows:

               (1) Such Party is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business in each other jurisdiction where it is required to be so qualified;

               (2) This Agreement, and the other agreements and instruments entered into by such Party in connection with this Agreement (the "Transaction Documents"), have been duly authorized and executed by such Party, and represent the legal, valid and binding obligations of such Party, enforceable against such party in accordance with their respective terms;

               (3) The execution, delivery and performance by such Party of the Transaction Documents does not violate, conflict with or constitute a breach of any provision of any Federal, state or local law applicable to such Party, the organizational documents of such Party or any material agreement, contract, consent decree, order or other instrument to which such Party is a party or by which such Party is bound;

               (4) Other than a consent previously obtained, no consent or other action of any third party is necessary for such Party to execute, deliver or perform the Transaction Documents;

               (5) The Service Provider is not affiliated with the Company in any way. Neither will represent or imply in any way that either Party has any relationship with the other Party except as described in this Agreement. The Service Provider and the Company will not use the other's name in advertising or marketing material, or otherwise, without the other's prior written consent, except that each party may use the name of the other as may be necessary in their respective regulatory filings;

               (6) At all times, the Parties shall comply, and the Service Provider shall use best efforts to cause its affiliates or designees to comply, with all federal and state laws and regulations, including, but not limited to, the Investment Company Act of 1940, the Securities Act of 1933, the Securities and Exchange Act of 1934 and the Employee Retirement Income Security Act (all as amended);

               (7) All purchases, exchanges and redemptions of Fund shares contemplated by this Agreement shall be effected in accordance with each Fund's then current prospectus; and

               (8) Each Party will promptly notify the other Parties to this agreement if it is unable, for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply with the representations made herein.

          (B) The Company represents, warrants, and covenants that:

               (1) The Funds are series of investment companies registered under the '40 Act and Shares sold by the Funds are, and will be, registered under the '33 Act;

               (2) Except as indicated on Schedule A, Shares of the Funds are properly registered with the U.S. Securities and Exchange Commission and all regulatory requirements necessary to permit Shares to be sold in accordance with the terms of this Agreement have been satisfied for all fifty states and the District of Columbia. The Company will notify the Service Provider immediately if there is any change to the registration or qualification for sale of any Shares;

               (3) Instructions may be placed on each and every Business Day, without regard to the market value of the transaction; and

               (4) The Service Provider is not responsible for any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising, marketing material or any other document prepared by the Company or its affiliate that relates to any Fund.

          (C) Service Provider represents, warrants and covenants that:

               (1) To the extent Service Provider is subject to the provisions of the Financial Modernization Act of 1999 and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, Service Provider will perform only those activities consistent with its statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, Administrators;

               (2) To the extent Service Provider engages one or more third parties (including any of its affiliates or designees) to act as subcontractor(s) or agent(s) ("Subcontractor") to perform the Services required by this Agreement, Service Provider represents it has determined that each such Subcontractor is capable of performing the Services, and that Service Provider will take such measures as may be necessary to ensure that such Subcontractors perform the Services in accordance with the terms of this Agreement and applicable law. All references to Service Provider in this Agreement shall also cover Subcontractors to the extent that Services are provided by Subcontractors and:

               (3) For all purposes of this Agreement, Service Provider is an independent contractor, and has no authority to act as limited agent for any of the Funds in any matter or in any respect except that if Service Provider transmits purchase and sale instructions to any of the Funds or their agent after the close of the New York Stock Exchange, then Service Provider will be considered such Fund's agent for purposes of Rule 22c-1 under the '40 Act.

               (4) Service Provider will promptly notify the Company in the event it is unable for any reason, to perform any of its duties or obligations under this Agreement or there is a material failure to comply with the representations made herein.

               (5) Service Provider will process orders for the purchase of Fund shares only on behalf of customers residing in jurisdictions wherein the shares are registered or qualified.

     12. INDEMNIFICATION. Service Provider and its affiliates, officers, directors, representatives and employees (the "Service Provider Parties") do hereby agree to indemnify, defend and hold harmless the Company, and its affiliates, officers, trustees, representatives and employees (collectively, the "Company Parties") from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs"), incurred by any such Company Party from or relating to
(A) Service Provider's gross negligence, or willful misconduct to performing its obligations hereunder, (B) any material breach by Service Provider of any representation, warranty, agreement or other obligation contained in this

Agreement; and (C) such Company Party's investigation, preparation or defense of any of the foregoing.

          The Company Parties do hereby agree to indemnify, defend and hold harmless the Service Provider Parties from and against any claims, liabilities, costs, attorneys' fees and legal costs, expenses, indirect or direct losses, damages and penalties (collectively, "Costs") incurred by any such Service Provider Party arising from or relating to (A) such Company Party's gross negligence, or willful misconduct to performing its obligations hereunder; (B) any material breach by the Company of any representation, warranty, agreement or other obligation contained in this Agreement; (C) such Service Provider acting in accordance with any Instructions given by or on behalf of the Company for the Funds; (D) any error or omission by the Company in an Instruction that results in costs: (E) any untrue statement or alleged untrue statement of material fact contained in the Company registration statement, prospectus of the Funds, any sales literature of the Funds or any other document prepared by the Company Parties or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (F) such Service Provider's Party's investigation, preparation or defense of any of the foregoing.

          If any third party threatens to commence or commences any action for which one party (the "Indemnifying Party") may be required to indemnify another person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the control of the defense, it must pursue such defense with reasonable diligence and the Indemnified Party may participate in the defense of such claim at its own expense. In the event the Indemnifying Party, after notification by the Indemnified Party of the commencement of an action, does not elect to assume the defense of any such action, the Indemnifying Party will reimburse the Indemnified Party(ies) named a defendant or defendants in such action for the reasonable attorney fees and expenses of one single counsel agreed upon by them. In any event, the Indemnifying Party shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

     13. NON-EXCLUSIVITY. Both Parties may enter into other similar Servicing Agreements with any other person or persons without the other's consent.

     14. SET OFF RIGHTS. Service Provider shall have a contractual right to set off any money Service Provider owes to the Company against any obligation of the Company to Service Provider, but any such set off shall not constitute an accord and satisfaction unless agreed to in writing by the Parties.

     15. AMENDMENT AND WAIVER. Any of the terms of this Agreement may be waived, amended or modified in whole or in part only by a writing signed by the Parties hereto. No failure of any Party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

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     16. ENTIRE AGREEMENT. This Agreement, together with its accompanying schedule(s), constitutes the entire Agreement between the Parties with respect to the subject matter herein and there are no agreements, representations or warranties between the Parties other than those set forth or provided for herein.

     17. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     18. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to the principles of conflicts of law thereof.

     19. MASSACHUSETTS BUSINESS TRUST. The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust are not made personally, but in such capacities, and bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

     20. LIABILITY; ACTS BEYOND CONTROL. Notwithstanding anything herein to the contrary, Service Provider shall not be liable to the Company for any act or omission of Service Provider provided that Service Provider acted in good faith, unless such conduct was found to constitute gross negligence or willful misconduct. Service Provider shall not be liable for undertaking any act on Instructions from the Company or for failing to act in the absence of such Instructions. Service Provider shall be entitled to conclusively rely on the authenticity of any notice or other communication received from the Company so long as Service Provider reasonably believes the notice or other communication to be genuine. Under no circumstances shall Service Provider be liable to the Company for (A) any losses or unrealized gains resulting from Instructions not processed by Company on a timely basis, or (B) any indirect, incidental, special, consequential or punitive damages, including without limitation any damages claimed as a result of lost profits.

          No Party shall be responsible for losses caused directly or indirectly by conditions beyond its reasonable control, including but not limited to war, natural disaster, government or NSCC restrictions or changes, exchange, market or NSCC rulings, strikes, interruptions of communications or data processing services, or disruptions in orderly trading on any exchange or market. The Parties acknowledge that unforeseen circumstances may temporarily prohibit a Party from performing its services under the NSCC system.

     21. ARBITRATION. Company, and its affiliates, officers, directors, representatives and employees (collectively, the "Company Parties") hereby agree to settle by arbitration any controversy between Company and Service Provider or any of its affiliates, officers, directors, representatives, and employees (collectively, the "Service Provider Parties"), which controversy arises out of

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this Agreement or any related agreement or the transactions contemplated hereby and thereby between Company and Service Provider. Such arbitration will be conducted in Denver, Colorado, by, and according to the securities arbitration rules then in effect of, the American Arbitration Association. Arbitration may be initiated by serving or mailing a written notice.

          The Parties acknowledge the following with respect to this arbitration clause:

          (A) Arbitration is final and binding on the Parties;

          (B) The Parties are waiving their right to seek remedies in court, including the right to a jury trial;

          (C) Pre-arbitration discovery is generally more limited than and different from court proceedings;

          (D) The arbitrators' award is not required to include factual findings or legal reasoning and any Party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited; and

          (E) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

          Any award the arbitrator makes will be final, and judgment on it may be entered in any court having jurisdiction. The prevailing Party shall be entitled to reasonable attorneys' fees together with any costs and expenses. This arbitration agreement shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a putative class action who is a member of a putative class action until:

               (1) The class certification is denied;

               (2) The class is decertified;

               (3) The customer is excluded from the class by the court; or

               (4) Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

     22. ASSIGNMENT. This agreement shall not be assigned by a party hereto without the prior written consent of the other parties hereto.

     23. ATTORNEYS' FEES. In any arbitration, or other proceeding by which one Party either seeks to enforce its rights under this Agreement (whether in contract, tort or both) or seeks a declaration of any rights under this Agreement, the prevailing Party shall be awarded reasonable attorneys' fees, together with any costs and expenses, to resolve the dispute and enforce the final judgment.

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     24. HEADINGS. The headings of this Agreement are for reference only and shall not otherwise affect the interpretation or construction hereof.

     25. NOTICE. Any notice, demand, consent, election, offer, approval, request or other communication (collectively, a "Notice") required or permitted under this Agreement must be in writing and either delivered personally, by a nationally recognized overnight courier, or sent by certified or registered mail, postage prepaid, return receipt requested or sent through electronic or telephonic facilities, to the intended recipient thereof at the following address or such address as one Party may give written notice to the other Party:

                 If to Service Provider, to:

                 Matrix Settlement & Clearance Services, L.L.C.
                 1380 Lawrence Street, Suite 1300
                 Denver, Colorado  80204
                 Attention:  Cindy Dash, Assistant General Counsel
                 Fax:


                 If to Denver Investment Advisors LLC, to:
                 1225 17th Street, 26th Floor
                 Denver, CO 80202
                 Attention: Pam Weber
                 Fax: (303) 312-0776


                 If to Company, to:

                 Drinker Biddle & Reath LLP
                 18th and Cherry Streets
                 Philadelphia, PA 19103-6996
                 Attention: Mr. W. Bruce McConnel
                 Fax: (215) 988-2757


                 Denver Investment Advisors LLC
                 1225 17th Street, 26th Floor
                 Denver, CO 80202
                 Attention: Pam Weber
                 Fax: (303) 312-0776

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          A Notice delivered personally will be deemed given only when acknowledged in writing by the party to whom it is delivered. A Notice delivered via a nationally recognized overnight courier shall be deemed given as of the next Business Day after it is sent. A Notice that is sent via mail will be deemed given three (3) Business Days after it is mailed. The address specified by a party above for notices to be sent may be changed by such party by written notice to the other party.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.


                      MATRIX SETTLEMENT & CLEARANCE SERVICES, L.L.C.


                      By: /s/ John H. Moody
                          ------------------------------------
                      Name:  John H. Moody
                      Title: President


                      WESTCORE TRUST


                      By: /s/ Jack Henderson
                          ------------------------------------
                      Name:  Jack Henderson
                      Title: Vice President


                      DENVER INVESTMENT ADVISORS LLC


                      By: /s/ Jeffrey Adams
                          ------------------------------------
                      Name:  Jeffrey Adams
                      Title: Executive Manager and COO

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                                   SCHEDULE A

                                    THE FUNDS


FUND NAME                                  CUSIP               TRADING SYMBOL
---------                                  -----               --------------
Westcore MIDCO Growth Fund                 957904717           WTMGX
Westcore Growth and Income Fund            957904667           WTEIX
Westcore Small-Cap Growth Fund             957904568           WTSMX
Westcore Select Fund                       957904576           WTSLX
Westcore International Frontier Fund       957904550           WTIFX
Westcore International Select Fund         957904543           WTISX
Westcore Blue Chip Fund                    957904881           WTMVX
Westcore Mid-Cap Opportunity Fund          957904584           WTMCX
Westcore Small-Cap Opportunity Fund        957904618           WTSCX
Westcore Flexible Income Fund              957904709           WTLTX
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                                   SCHEDULE B

                                  THE SERVICES

     Services provided may include, but are not limited to, some or all of the following:

          (A)  processing dividend and distribution payments from the Funds;

          (B) providing periodic statements showing their positions in the Shares or share equivalents;

          (C)  arranging for bank wires;

          (D) responding to routine inquiries from authorized representatives of the Plans (the "Plan Representatives") or Participants relating to services performed by Service Provider;

          (E) providing sub-accounting with respect to the Shares or the information necessary for sub-accounting;

          (F) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices);

          (G) forwarding proxy statements and proxies containing any proposals regarding this Agreement or the Plan related hereto;

          (H) aggregating and processing purchase, exchange and redemption requests from and placing net purchase, exchange and redemption orders;

          (I) providing a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions;

          (J) establishing and maintaining accounts and records relating to transactions in the Shares;

          (K) assisting the Company and or the Funds in changing dividend or distribution options, account designations and addresses; and

          (L)  other similar services if requested by the Company.
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                                   SCHEDULE C

                                  COMPENSATION

Capitalized terms used in this Schedule have the meanings given them in the Agreement to which this SCHEDULE C is annexed.

DIA shall pay to the Service Provider, for each Fund, a fee, computed daily and paid quarterly in arrears, equal to the percentage specified below applied to the average daily value of the total number of shares of such Fund held in accounts at the Service Provider. DIA shall pay the Service Provider such fee within 30 days after the end of each quarter. For purposes of this Schedule, the average daily value of the shares of each Fund will be based on the net asset value reported by the Company to the Service Provider. For the services discussed in the Agreement, the Service Provider shall receive a fee equal to
 .15% per annum applied to the average daily value of the Shares of the Funds held in the Service Provider Plan accounts.